EXHIBIT 10.3
Third Amendment to Loan Documents

    THIS THIRD AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of September 30, 2020, by and among PEGASYSTEMS INC. (the “Borrower”), the Guarantors (as such term is defined in the Credit Agreement defined in Exhibit A attached hereto and made a part hereof (the “Agreement”)) party hereto (the “Guarantors” and each, individually, a “Guarantor”; the Borrower and the Guarantors are collectively referred to herein as the “Loan Parties” and each, individually, a “Loan Party”), the Lenders (as such term is defined in the Agreement) party hereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (the “Agent”), in its capacity as “Agent” (as such term is defined in the Agreement) for the Lenders.

BACKGROUND

    A.    The Loan Parties have executed and delivered to the Agent and/or the Lenders one or more promissory notes, letter agreements, loan agreements, security agreements, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on Exhibit A attached hereto, which is made a part of this Amendment (collectively, as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s Obligations.

    B.    The Loan Parties, the Lenders and the Agent desire to amend the Loan Documents as provided for in this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

    1.    Certain of the Loan Documents are amended as set forth in Exhibit A attached hereto and made a part hereof. Any and all references to any Loan Document which is amended hereby in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents being amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Agreement. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

    2.    The Borrower hereby certifies that (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment, (i) true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date) as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty shall be ratified and confirmed as of such earlier date), and (iii) incorporated into this Amendment by reference; (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment; (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained; and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

    3.    The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Lenders, as modified by this Amendment.

    4.    As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions specified in Exhibit A attached hereto and made a part hereof.

    5.    To induce the Agent and the Lenders to enter into this Amendment, each Loan Party reaffirms all of its indemnification obligations contained in the Loan Documents, including, without limitation, pursuant to Section 11.3.2 of the Agreement.

    6.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by electronic or facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by electronic or facsimile transmission, as applicable.

    7.    Notwithstanding any other provision herein or in the other Loan Documents, each Loan Party agrees that this Amendment, the Note, the other Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. Each Loan Party, each Lender and the Agent acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

    8.    This Amendment will be binding upon and inure to the benefit of each Loan Party, the Agent, and the Lenders and their respective heirs, executors, administrators, successors and assigns.

    9.    This Amendment has been delivered to and accepted by the Agent and the Lenders and will be deemed to be made in the State of New York. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New York, excluding its conflict of laws rules, including without limitation the Electronic Signatures and Records Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act).

    10.    Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified, reaffirmed and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Agent’s or Lenders’ rights and remedies (all of which are hereby reserved). Each Loan Party, the Agent and the Lenders mutually expressly ratify and confirm the waiver of jury trial or arbitration provisions contained in the Loan Documents, all of which are incorporated herein by reference.

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2

    WITNESS the due execution of this Amendment as of the date first written above, with the intent to be legally bound hereby.

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Treasury Manager	BORROWER: PEGASYSTEMS INC. By: /s/ Kenneth Stillwell Name: Kenneth Stillwell Title: Chief Financial Officer, Chief Administrative Officer and Senior Vice President

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Treasury Manager	GUARANTORS: PEGASYSTEMS WORLDWIDE INC. By: /s/ Efstathios Kouninis Name: Efstathios Kouninis, Title: Director

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Treasury Manager	ANTENNA SOFTWARE, LLC By: PEGASYSTEMS INC., its sole member By: /s/ Kenneth Stillwell Name: Kenneth Stillwell Title: Chief Financial Officer, Chief Administrative Officer and Senior Vice President

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Treasury Manager	PEGA GOVERNMENT LLC. By: /s/ Efstathios Kouninis Name: Efstathios Kouninis, Title: Manager

Signature Page – Loan Parties – Third Amendment to Loan Documents

PNC BANK, NATIONAL ASSOCIATION, Individually and as Agent By: /s/ Robert Novak Name: Robert Novak Title: Vice President

Signature Page – PNC Bank – Third Amendment to Loan Documents

EXHIBIT A
TO THIRD AMENDMENT TO LOAN DOCUMENTS
DATED AS OF SEPTEMBER 30, 2020

A.    The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.Credit Agreement dated as of November 5, 2019 made by and among Pegasystems Inc., (the “Borrower”), each of the Guarantors, and the Agent (the “Agreement”).

2.Amendment to Loan Documents dated as of February 18, 2020 made by and among the Borrower, each of the Guarantors, and the Agent (the “First Amendment”).

3.Second Amendment to Loan Documents dated as of July 22, 2020 made by and among the Borrower, each of the Guarantors, and the Agent (the “Second Amendment”).

4.Guarantor Joinder and Assumption Agreement made as of August 24, 2020, by Pega Government LLC in favor of Agent and Lenders (the "Guarantor Joinder").

5.Revolving Credit Note in the principal amount of $100,000,000.00 dated as of November 5, 2019 executed by the Borrower in favor of the Agent (the “Note”).

6.Security Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower Security Agreement”).

7.Security Agreement dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and Agent (the “Guarantor Security Agreement”).

8.Continuing Agreement of Guaranty and Suretyship dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and Agent (the “Guaranty Agreement”).

9.Pledge Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower Pledge Agreement”).

10.First Amendment to Pledge Agreement dated as of August 24, 2020, by and between Borrower and Agent (the “First Amendment to Pledge Agreement”)

11.Pledge Agreement (Bank Deposits) dated as of November 5, 2019, by and among Borrower and Agent (the “Deposit Account Pledge Agreement”).

12.Deposit Account Control Agreement dated as of December 23, 2019, by and among Borrower, Agent and Bank of America, N.A. (as amended and in effect from time to time, the “Deposit Account Control Agreement”).

13.Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower PTC Agreement”).

14.Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between Antenna Software, LLC and Agent (the “Guarantor PTC Agreement”).

15.All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

Exhibit A - 1

B.    The Loan Documents are amended as follows:

1.Definitions. Reference is made to Section 1.1 of the Agreement. The definition of “Permitted Acquisition” contained in said Section 1.1 is hereby amended to clarify the requirement to meet certain financial covenants by amending subsection (i) thereof in its entirety as follows:

“(i) the financial covenants set forth in Section 8.2.16 and Section 8.2.17 of this Agreement (regardless of any commencement date referenced therein with respect to covenant compliance) have been satisfied prior to, and on a pro forma basis giving effect to, a Permitted Acquisition;”

2.Rate and Fees. Reference is made to Schedule 1.1(A) of the Agreement. Schedule 1.1(A) is hereby amended to apply Level IV rates and fees through a certain date by adding a new subsection (d) to the end of Schedule 1.1(A) as follows:

“(d) In addition, and anything in this Schedule 1.1(A) and the Agreement notwithstanding, the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate calculated for the period from October 28, 2020 to and including December 31, 2021, shall apply “Level IV” rates as set forth above.”

3.Incremental Loans. Reference is made to Section 2.11 of the Agreement. Said Section 2.11 is hereby amended to provide a commencement date for allowance of Incremental Loans by amending the first sentence of subsection (i) thereof in its entirety as follows:

“At any time after December 31, 2021, the Borrower may by written notice to the Administrative Agent elect to request the establishment of increases in the Revolving Credit Commitments (any such increase, an “Incremental Loan Commitment”) for the advancing of incremental Revolving Credit Loans under the Revolving Credit Facility (each such advance of Revolving Credit Loans under the Incremental Loan Commitment, an “Incremental Loan”); provided that (a) the total aggregate principal amount of all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed $100,000,000, and (b) the minimum principal amount of each such Incremental Loan Commitment shall not be less than $25,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (a).”

4.Minimum Liquidity. Reference is made to Section 8.2.15 of the Agreement. Said section, currently “Reserved”, is hereby deleted in its entirety and replaced with the following:

        “8.2.15 To and including December 31, 2021, the Loan Parties shall not, at any time, permit the aggregate amount of cash and Permitted Investments held by the Borrower to be less than Two Hundred Million Dollars ($200,000,000).”

5.Maximum Net Leverage Ratio. Reference is made to Section 8.2.16 of the Agreement. Said section is hereby deleted in its entirety and replaced with the following to provide for a calculation commencement date:

Exhibit A - 2

        “8.2.16 Maximum Net Leverage Ratio. Commencing with the calculation date of March 31, 2022, the Loan Parties shall not permit the Net Leverage Ratio, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, to be more than 3.50 to 1.00; provided, that at the Borrower’s option, the maximum Net Leverage Ratio may increase to 4.00:1.00 for four (4) consecutive fiscal quarters immediately following the consummation by the Borrower, any other Loan Party or any Subsidiary thereof, of a Permitted Acquisition with a purchase price in excess of $50,000,000 (a “Material Acquisition”); provided, further that (i) the Borrower’s ability to increase the Net Leverage Ratio as described in this Section 8.2.16 shall be limited to two (2) requests during the term of this Agreement, (ii) no more than one such increase shall be in effect at any time and (iii) the Net Leverage Ratio shall revert to the then permitted ratio (without giving effect to such increase) for at least two fiscal quarters before another increase may be invoked.”

6.Minimum Interest Coverage Ratio. Reference is made to Section 8.2.17 of the Agreement. Said section is hereby deleted in its entirety and replaced with the following to provide for a calculation commencement date:

        “8.2.17 Minimum Interest Coverage Ratio. Commencing with the calculation date of March 31, 2022, the Loan Parties shall not permit the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, to be less than 3.50 to 1.00.”

C.    Conditions to Effectiveness of Amendment: The Agent’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.Execution by all applicable parties and delivery to the Agent of this Amendment (including the attached Consent).

2.Reimbursement by the Borrower to the Agent of the fees and expenses of the Agent's outside counsel in connection with this Amendment.

3.All representations and warranties contained in the Loan Documents are true and correct in all material respects on the date hereof (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

4.Immediately after giving effect to this Amendment, no default or Event of Default shall have occurred and be continuing under the Agreement or any of the other Loan Documents.

Exhibit A - 3

CONSENT OF GUARANTOR

    Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantors”) consent to the provisions of the foregoing Amendment, any and all documents executed in connection therewith, and all prior amendments (if any) and confirms and agrees that (a) the Guarantors’ obligations under the Guaranty shall be unimpaired by the Amendment; (b) as of the date hereof, the Guarantors have no defenses, set offs, counterclaims, discounts or charges of any kind against the Agent and/or the Lenders, their respective officers, directors, employees, agents or attorneys with respect to the Guaranty; (c) except as expressly modified by the foregoing Amendment, all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment; and (d) the Guarantors are bound by the terms and provisions of paragraph 5 of the Amendment. The Guarantors certify that all representations and warranties made in the Guaranty are true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

    By signing below, the Guarantors agree that this Consent, the Guaranty, the other Loan Documents, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Guarantor acknowledges and agrees that the methods for delivering Communications, including notices, under the Guaranty and the other Loan Documents include electronic transmittal to any electronic address provided by any party to the other party from time to time.

    The Guarantors hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantors, shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantors’ existing and future Obligations to the Lenders, as modified by this Amendment.

    The Guarantor ratifies and confirms the indemnification (if any) and waiver of jury trial provisions contained in the Guaranty.

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    WITNESS the due execution of this Consent as of the date of the Amendment, intending to be legally bound hereby.

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Treasury Manager	GUARANTORS: PEGASYSTEMS WORLDWIDE INC. By: /s/ Efstathios Kouninis Name: Efstathios Kouninis, Title: Director

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Treasury Manager	ANTENNA SOFTWARE, LLC By: PEGASYSTEMS INC., its sole member By: /s/ Kenneth Stillwell Name: Kenneth Stillwell Title: Chief Financial Officer, Chief Administrative Officer and Senior Vice President

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Treasury Manager	PEGA GOVERNMENT LLC. By: /s/ Efstathios Kouninis Name: Efstathios Kouninis, Title: Manager
Signature Page – Guarantors – Third Amendment to Loan Documents